UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

Effective on October 22, 2026, the Board of Directors of Agassi Sports Entertainment Corp. (the “Company”, “we” and “us”), increased the number of members of its Board of Directors to three, and appointed Mr. Clive G. Brookes as a member of the Board of Directors of the Company and as Chairman of the newly formed Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors (see Item 8.01, below).

The Board of Directors determined that Mr. Brookes was “independent” pursuant to the rules of the Nasdaq Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Brookes is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Brookes and any other person pursuant to which Mr. Brookes was selected to serve as a director of the Company, nor is Mr. Brookes a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Brookes.

Mr. Brookes will be entitled to receive compensation from time to time as approved by the Board of Directors of the Company; provided that the Company does not currently have any fixed compensation for directors. Mr. Brookes is also entitled to participate in the Company’s equity incentive plans in effect and as amended from time to time.

Biographical information for Mr. Brookes is provided below:

Clive G. Brookes, age 72

Clive G. Brookes has more than 25 years of experience in Canadian capital markets, public company management and the mineral exploration sector. Since 1990, he has served as President of Sunrise Communications Ltd., a private company providing management services to public companies. Since August 2018, he has served as President, Chief Executive Officer and a director of Atoro Capital Corp., a capital pool company listed on the NEX board of the TSX Venture Exchange (NEX:TTO.H), where he also serves on the audit committee. Since June 2023, he has served as President and a director of Goldcana Resources Inc., a mineral exploration company listed on the Canadian Securities Exchange (CSE:GC), where he also serves as Chief Executive Officer, Secretary and an audit committee member. Mr. Brookes has served as a director of HIRE Technologies Inc., a staffing, recruitment and human resources technology company, since November 2023, and as an independent director of Quarterback Resources Inc., a mineral exploration company listed on the Canadian Securities Exchange (CSE:QB), since February 2025. He also chairs Quarterback’s audit committee. Since 2008, Mr. Brookes has served as a director of Goldzone Exploration, Inc., a private company. His prior positions include Chairman, President and Chief Executive Officer of Juggernaut Exploration Ltd.; Chief Financial Officer, Secretary and a director of EnerGulf Resources Inc.; and Chief Financial Officer and a director of Candelaria Mining Corp. Mr. Brookes holds a Bachelor of Commerce degree from the University of British Columbia.

The Board believes that Mr. Brookes’ experience in public company management, financial reporting, regulatory compliance and corporate governance qualifies him to serve as a director of the Company.

(e) Compensatory Arrangements

On or around October 23, 2026, the Company entered into indemnification agreements, in substantially the form attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Indemnification Agreements”), with each director serving on the Company’s Board of Directors and each officer of the Company (each, an “Indemnitee”).

Each Indemnification Agreement provides that the Company will indemnify the applicable Indemnitee, to the fullest extent permitted by applicable law and subject to the agreement’s conditions and exclusions, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with covered proceedings arising by reason of the Indemnitee’s service to the Company or service at the Company’s request to another enterprise. Covered proceedings include threatened, pending or completed civil, criminal, administrative, legislative or investigative proceedings, including proceedings brought by or in the right of the Company, subject to the limitations applicable to such proceedings. The agreements also provide for indemnification of reasonable expenses incurred as a witness or other nonparty participant in a covered proceeding and for contribution in certain circumstances.

The Company must advance reasonable expenses incurred in connection with covered proceedings, generally within 30 days after receipt of a written request reasonably evidencing those expenses, subject to the agreements’ conditions and exclusions. Each Indemnitee undertakes to repay amounts advanced to the extent ultimately determined by a court of competent jurisdiction, after exhaustion of any appeals taken, not to be indemnifiable. The agreements establish procedures for determining entitlement to indemnification, address the defense and settlement of covered proceedings, and provide for judicial enforcement of indemnification and advancement rights. Reasonable enforcement expenses are subject to advancement, with ultimate indemnification generally available to the extent the Indemnitee is successful.

The agreements exclude, subject to their terms and applicable law, duplicate payments, disgorgement of short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, certain compensation reimbursements and clawbacks, certain proceedings initiated by the Indemnitee without prior board authorization, and payments prohibited by applicable law. An exclusion from ultimate indemnification does not, by itself, preclude lawful advancement of defense expenses, subject to the agreements’ repayment requirements.

The rights provided by the agreements are in addition to other indemnification and advancement rights available to the Indemnitees. The Company’s obligations extend to service beginning when each Indemnitee first held a covered position and continue after that service ends for so long as the Indemnitee may be subject to a covered proceeding or related enforcement action. The agreements bind the Company’s successors and require a successor to all or substantially all of its business or assets expressly to assume its obligations. The Company also agrees to use commercially reasonable efforts to obtain and maintain directors’ and officers’ liability insurance. The agreements are governed by Nevada law and provide for enforcement in specified Nevada courts.

The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

On October 22, 2026, the Board of Directors approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 22, 2026, in order to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors will recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which is attached hereto as Exhibit 99.4, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The information regarding the adoption of the Company’s Code of Ethical Business Conduct as described in Item 8.01, below, is incorporated by reference into this Item 5.05 to the extent required by Item 5.05 of Form 8-K.

Item 8.01. Other Events.

Adoption of Committee Charters

On October 22, 2026, the Board of Directors adopted charters for a Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee of the Board of Directors. The foregoing are attached as Exhibits 99.1-99.3 to this Current Report on Form 8-K, and will be posted on the Company’s website at agassisports.com.

As discussed above, the sole member and Chairman of each committee is currently Clive G. Brookes, who was appointed to the Board of Directors on October 22, 2026.

Adoption of Insider Trading Policy and Code of Ethical Business Conduct

Also on October 22, 2026, the Board of Directors adopted a Code of Ethical Business Conduct, which establishes standards of ethical conduct applicable to the Company’s directors, officers, employees, and, where applicable, agents and representatives (and which replaced any prior code of ethics which had previously been adopted by the Board of Directors) and an insider trading policy The foregoing are attached as Exhibits 14.1 and 19.1, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Agassi Entertainment Corp. Indemnification Agreement
14.1	Code of Ethical Business Conduct
19.1	Policy on Insider Trading
99.1	Compensation Committee Charter of the Board of Directors
99.2	Audit Committee Charter of the Board of Directors
99.3	Nominating and Corporate Governance Committee of the Charter of the Board of Directors
99.4	Agassi Sports Entertainment Corp. Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: October 26, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer